As filed with the United States Securities and Exchange Commission on August 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMNEAL PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0546926
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Crossing Boulevard Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED

AMNEAL PHARMACEUTICALS, INC. 2018 INCENTIVE AWARD PLAN

(Full title of the plan)

Jason B. Daly

Senior Vice President, Chief Legal Officer and Corporate Secretary

400 Crossing Boulevard

Bridgewater, New Jersey 08807

(Name and address of agent of service)

(908) 947-3120

(Telephone number, including area code, of agent for service)

Copies to:

Karen Hsu Kelley

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 9, 2023, the stockholders of Amneal Pharmaceuticals, Inc. (the “Registrant” or “Amneal”) approved the Amended and Restated Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “Plan”), increasing the maximum shares of Class A common stock, par value $0.01 per share (the “Common Stock”), available for issuance thereunder by 20,000,000 shares (the “Additional Shares”). This registration statement on Form S-8 is being filed in order to register such Additional Shares that may be offered and sold to participants under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 previously filed on (a) May 7, 2018 (Commission File No. 333-224700), registering 23,000,000 shares of Common Stock under the Plan, and (b) August 17, 2020 (Commission File No. 333-248070), registering 14,000,000 shares of Common Stock under the Plan, are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”);

(b)	the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2023 (solely those portions that were incorporated by reference into the Annual Report);

(c)	the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed May 9, 2023 and for the quarter ended June 30, 2023, filed August 8, 2023;

(d)	the Registrant’s Current Reports on Form 8-K filed on May 12, 2023 and May 19, 2023 (excluding any portion of such report that was furnished pursuant to Item 7.01); and

(e)	the description of the Registrant’s securities contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference:

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Amneal Pharmaceuticals, Inc. adopted as of May 5, 2021 (incorporated by reference to Exhibit 3.1 to Amneal’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 7, 2021).

4.2	Amended and Restated Bylaws of Amneal Pharmaceuticals, Inc. adopted as of February 12, 2021 (incorporated by reference to Exhibit 3.1 to Amneal’s Current Report on Form 8-K filed on February 16, 2021).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

10.1*	Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to Amneal’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed on August 8, 2023).

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page hereto).

107.1	Filing fee table.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey on the 9th day of August, 2023.

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Anastasios Konidaris
Anastasios Konidaris
Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anastasios Konidaris and Jason B. Daly, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and steed, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chirag Patel Chirag Patel	President, Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	August 9, 2023

/s/ Chintu Patel Chintu Patel	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	August 9, 2023

/s/ Anastasios Konidaris Anastasios Konidaris	Executive Vice President, Chief Financial Officer (Principal Financial & Accounting Officer)	August 9, 2023

/s/ Paul M. Meister Paul M. Meister	Chairman of the Board of Directors	August 9, 2023

/s/ Emily Peterson Alva Emily Peterson Alva	Director	August 9, 2023

/s/ Deb Autor Deb Autor	Director	August 9, 2023

/s/ J. Kevin Buchi J. Kevin Buchi	Director	August 9, 2023

/s/ Jeffrey P. George Jeffrey P. George	Director	August 9, 2023

/s/ John J. Kiely, Jr. John J. Kiely, Jr.	Director	August 9, 2023

/s/ Ted Nark Ted Nark	Director	August 9, 2023

/s/ Gautam Patel Gautam Patel	Director	August 9, 2023

/s/ Shlomo Yanai Shlomo Yanai	Director	August 9, 2023